Exhibit 5.1

Dentons Bingham Greenebaum LLP 2700 Market Tower 10 West Market Street Indianapolis, IN 46204 United States dentons.com

August 10, 2022

OrthoPediatrics Corp.

2850 Frontier Drive

Warsaw, Indiana 46582

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to OrthoPediatrics Corp., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) pursuant to Rule 462(b) of Regulation C promulgated under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission, relating to an underwritten public offering in an aggregate amount of $24,960,000 of (a) shares of common stock, par value $0.00025 per share (“Common Stock”) of the Company (the “Shares”), including Shares that may be sold by the Company upon exercise of an option to purchase additional shares to be granted to the underwriters, and (b) pre-funded warrants (the “Warrants”) to purchase shares of Common Stock (the “Warrant Shares”). The Registration Statement incorporates by reference the registration statement on Form S-3 (Registration No. 333-237177), which was declared effective on March 27, 2020 (the “Prior Registration Statement”), including the prospectus which forms a part of the Prior Registration Statement (the “Base Prospectus”). The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Shares, the Warrants and the Warrant Shares are being registered for offer and sale from time to time pursuant to either or both of Rule 415 and Rule 462(b) under the Securities Act.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined: (i) the Registration Statement, including the Prior Registration Statement, the Base Prospectus and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof (the “Articles”); (iii) the Amended and Restated Bylaws of the Company, as amended to the date hereof (the “Bylaws”); (iv) the form of the Warrants; and (v) such other agreements, proceedings, documents and records and such matters of law as we have deemed necessary or appropriate to enable us to render this opinion. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

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For purposes of the opinions contained herein, we have assumed that:

(a)        the Company will remain validly existing under Delaware law, the organizational documents of the Company will not be amended or modified in any respect relevant and material to our opinions expressed herein, and the number of Shares offered and sold in the offering will not exceed the number of shares of Common Stock authorized under the Articles (as then in effect) and not otherwise reserved for issuance;

(b)        the Shares and the Warrants (and the issuance and sale thereof), and the Warrant Shares (and the issuance thereof upon exercise of the Warrants), do not violate any applicable law, are in conformity with the Company’s Articles and Bylaws (each, as then in effect), as applicable, do not result in a default under or breach of any agreement or instrument binding upon the Company, and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;

(c)         the Registration Statement, and any required post-effective amendment thereto, have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; and

(d)        with respect to all documents examined by us, the genuineness of all signatures, the legal capacity of all natural persons signatory thereto, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies (including pdfs) and, with respect to all documents examined by us which contained facsimile signatures, that such signatures represent an original signature of the party and have the same force and effect as an original signature.

With regard to our opinion regarding the Warrants and the Warrant Shares, (i) we have assumed that the exercise price of the Warrants at the time of exercise will be equal to or greater than the par value of the Common Stock, and (ii) we express no opinion to the extent that future issuances of securities of the Company, including the Warrant Shares, and/or antidilution adjustments to outstanding securities of the Company, cause the Warrants to be exercisable for more shares of the Common Stock than the number that remain available for issuance under the Articles (as then in effect).

With regard to our opinion concerning the Warrants constituting valid and binding obligations of the Company:

(A)        our opinion is subject to, and may be limited by, (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (ii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law;

(B)        our opinion is subject to the qualification that (i) the enforceability of provisions for indemnification or limitations on liability may be limited by applicable law and by public policy considerations, and (ii) the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought;

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(C)        we express no opinion with respect to any provision of the Warrants that: (i) relates to the subject matter jurisdiction of any federal court of the United States of America or any federal appellate court to adjudicate any controversy related to the Warrants; (ii) specifies provisions may be waived in writing, to the extent that an oral agreement or implied agreement by trade practice or course of conduct has been created that modifies such provision; (iii) contains a waiver of an inconvenient forum; (iv) provides for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole payments or other economic remedies; (v) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, service of process or procedural rights; (vi) restricts non-written modifications and waivers; (vii) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy; (viii) relates to exclusivity, election or accumulation of rights or remedies; or (ix) provides that provisions of the Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable; and

(D)        we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrants.

Based on and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.           With respect to the Shares offered under the Registration Statement, provided (a) the issuance of the Shares has been duly authorized by all necessary corporate action on the part of the Company, and (b) the certificates, if any, for the Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Shares, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be validly issued, fully paid and non-assessable.

2.          With respect to the Warrants offered under the Registration Statement, provided that (a) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action, and (b) the Warrants have been duly executed by the Company and duly delivered against payment therefor, then the Warrants, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.           The Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

The foregoing opinions are based solely on the General Corporation Law of the State of Delaware and, as to the Warrants constituting valid and legally binding obligations of the Company, the laws of the State of New York. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

This opinion is limited to the matters expressly stated herein and no opinion is inferred or may be implied beyond the matters expressly stated herein. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us therein. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dentons Bingham Greenebaum LLP

Dentons Bingham Greenebaum LLP